Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.16

HEWITT ASSOCIATES LLC LEGACY SUPPLEMENTAL SAVINGS PLAN

Effective May 1, 2017

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

TITLE AND PREAMBLE

The title of this plan shall be the “Hewitt Associates LLC Legacy Supplemental Savings Plan” (this “Plan”). This Plan shall be effective May 1, 2017 (the “Effective Date”). This Plan represents a spin-off from the Aon Supplemental Savings Plan (the “Aon SSP”) of the benefit obligations associated with the “Transferred Participants” (as defined below), as contemplated by the First Amendment to the Aon SSP. The spin-off is occurring in connection with the acquisition by Tempo Acquisition, LLC (“Tempo”) from Aon plc (“Aon”) of certain assets and ownership interests in certain subsidiaries of Aon pursuant to the Purchase Agreement dated February 9, 2017, between Aon and Tempo (the “Purchase Agreement”).

This Plan is an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Hewitt Associates LLC (the “Company”) and its subsidiaries who are “Transferred Participants.” For this purpose, a “Transferred Participant” is any individual who (i) after taking into account any employment transfers contemplated by the Purchase Agreement, is employed by the Company or any of its subsidiaries immediately after the “Closing Date” (as defined in the Purchase Agreement), and (ii) either (A) immediately prior to the Closing Date, had an Account under the Aon SSP or (B) was or becomes a “Participant” under the terms of this Plan (or the Aon SSP) with respect to the Plan Year ending on December 31, 2017.

This Plan is intended to (i) with respect to Transferred Participants who are or become eligible under this Plan to receive a “Safe Harbor Supplemental Match Contribution” for the 2017 Plan Year, provide for a credit to his or her Account in an amount equal to the “Safe Harbor Supplemental Match Contribution” that such Transferred Participant would have been eligible to receive under the terms of the Aon SSP and (ii) provide for the payout of benefit obligations to or on behalf of each Transferred Participant of the vested amount credited to such Transferred Participant’s “Accounts” under this Plan (including the amount transferred from the Aon SSP to this Plan) in accordance with the distribution provisions of this Plan. Amounts credited to this Plan for the Plan Year ending December 31, 2017 will be determined based on calendar year 2017, including the portion of 2017 that occurred before the Effective Date. This Plan is not intended to, and will not, provide any individual with an opportunity to receive any “Safe Harbor Supplemental Match Contribution” (or any other type of contribution) with respect to any Plan Year after the Plan Year ending on December 31, 2017. The transactions contemplated by the Purchase Agreement do not constitute a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any Transferred Participant.

Notwithstanding any provision in this Plan to the contrary, it is the intent of the Company that, with respect to any Transferred Participant, the associated account balances, distribution elections, and investment elections or default elections (except as otherwise provided in Supplement A with respect to the Aon Common Stock Fund) and beneficiary designations under the Aon SSP be transferred from the Aon SSP to this Plan, and the provisions in this Plan shall be interpreted consistent with such intent.

From and after the Effective Date, the terms of this Plan, which shall consist of the plan document set forth in Exhibit A (i.e., the January 1, 2017 restatement of the Aon SSP), as amended by the plan amendment set forth in Exhibit B (i.e., the First Amendment to the Aon SSP), with the modifications listed below, shall govern the rights of each Participant under this Plan. The modifications to the plan document set forth in Exhibit A are as follows:

•	“Board” shall mean the Board of Managers of the Company or any committee of the Board of Managers delegated authority to act for the whole Board in respect of matters relating to the Plan.

•	“Company” shall mean Hewitt Associates LLC.

•	“Compensation” shall have the meaning set forth in the Hewitt Associates LLC 401K Plan (or with respect to the period commencing on January 1, 2017 through the Effective Date, the Aon Savings Plan).

•	“Employee” shall have the meaning set forth in the Hewitt Associates LLC 401K Plan.

•	“Plan” shall mean the Hewitt Associates LLC Legacy Supplemental Savings Plan.

•	“Safe Harbor Match” shall have the meaning set forth in the Hewitt Associates LLC 401K Plan.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

•	“Subsidiary” shall mean any corporation of which 50% or more of the voting stock is owned or controlled, directly or indirectly, by the Company.

•	The first sentence of Section 2.01 shall be replaced by the following:

An Employee of the Company or a Subsidiary (i) who is a participant in the Hewitt Associates LLC 401K Plan, and whose Compensation is limited in accordance with Section 401(a)(17) of the Code for the Plan Year ending on December 31, 2017, or (ii) who has made deferrals of Compensation under the Aon Deferred Compensation Plan or Hewitt Associates LLC Deferred Compensation Plan for the Plan Year ending on December 31, 2017, and, in each case, was an Employee of the Company or a Subsidiary on the Effective Date, shall be eligible to participate in this Plan with respect to the Plan Year ending on December 31, 2017.

•	The following new Section 2.03 shall be included at the end of Section 2:

2.03    Limitation on Eligibility and Participation. Notwithstanding any other provision in the Plan, no individual will be eligible to participate in this Plan with respect to any Plan Year commencing on or after January 1, 2018.

•

The references to “Aon Savings Plan” in Sections 2.02, 3.02, 3.03, 3.04 and 5.01 shall be replaced with “Hewitt Associates LLC 401K Plan (or, to the extent applicable, with respect to the period commencing on January 1, 2017 through the Effective Date, the Aon Savings Plan)”.

•	The references to “Aon Deferred Compensation Plan” in Sections 3.03 and 3.04 shall be replaced with “Aon Deferred Compensation Plan or Hewitt Associates LLC Deferred Compensation Plan.”

•	The references to “Aon Savings Plan” in Section 6.08 shall be replaced with “Hewitt Associates LLC 401K Plan.”

•	Each reference to “with Aon plc, the Company and its Subsidiaries” shall be replaced with “the Company and its Subsidiaries.”

•	All references to “Aon Common Stock Account” and “Aon Money Market Account,” and any provisions relating solely to such Accounts, shall be deleted.

In addition to the modifications described above, the Committee (which shall be the Administrative Committee of the Company, or its successor, the members of which are appointed by the Board) shall have the authority to make any other modifications to the extent necessary or appropriate to satisfy the intent of this Plan and the spin-off described above.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, Hewitt Associates LLC has caused this Plan, effective May 1, 2017, to be executed on its behalf by its duly authorized officers, this 30th day of April, 2017.

HEWITT ASSOCIATES LLC

By:	/s/ John Mikowski
John Mikowski VP-Legal

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT A

Aon Supplemental Savings Plan, as amended and restated effective January 1, 2017

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

AON SUPPLEMENTAL SAVINGS PLAN

As Amended and Restated Effective January 1, 2017

Preamble

The name of this plan is the Aon Supplemental Savings Plan (the “Plan”). This Plan, as amended and restated, shall be effective as of January 1, 2017 (the “Restatement Effective Date”), except as otherwise set forth herein, for the purpose of supplementing benefits to certain select management or highly compensated employees of Aon plc, Aon Corporation and their subsidiaries who are participants in the Aon Savings Plan and whose ability to receive company contributions to the Aon Savings Plan is limited by Sections 401(a)(17), 401(k), 401(m), 402(g) and 415 of the Internal Revenue Code of 1986.

SECTION 1.            DEFINITIONS

1.01    “Accounts” shall mean the Aon Common Stock Account, the Aon Money Market Account, the Aon Retirement Account, the Supplemental Match Account, and the Safe Harbor Supplemental Match Account.

1.02    “Aon Common Stock Account” shall mean the account established on the books of the Company or a Subsidiary for Participants of this Plan and maintained pursuant to Section 3.

1.03    “Aon Money Market Account” shall mean the Account established on the books of the Company or a Subsidiary for Participants of this Plan and maintained pursuant to Section 3.

1.04    “Aon Retirement Account” shall mean the account established on the books of the Company or a Subsidiary for Participants of this Plan and maintained pursuant to Section 3.

1.05    “Beneficiary” shall mean the beneficiary or beneficiaries designated by the Participant to receive the amount, if any, payable under the Plan upon the death of the Participant. The beneficiary of a Beneficiary shall be the estate of such Beneficiary.

1.06    “Board” shall mean the board of directors of the Company, which has delegated its obligations, responsibilities, and authority with respect to the Plan to the Organization and Compensation Committee (or its successor) of the board of directors of Aon plc, the parent company of the Company, to act for the Board in respect of all matters relating to the Plan.

1.07    “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.08    “Committee” shall mean the Administrative Committee, or its successor, the members of which are appointed by the Board.

1.09    “Company” shall mean Aon Corporation.

1.10    “Compensation” shall have the meaning set forth in the Aon Savings Plan, or, if applicable for the period January 1 through December 31, 2011, the Hewitt Plan.

1.11    “Employee” shall have the meaning set forth in the Aon Savings Plan.

1.12    “First Tier Match” shall mean an amount equal to the excess of the First Tier Match that would have been allocated to the Participant for the Plan Year under the Aon Savings Plan over the actual First Tier Match so allocated: (i) but for the application of Code Section 401(a)(17); and (ii) as if no more than $500,000 could be considered as Compensation in calculating the First Tier Match. No First Tier Match shall be credited to any Participant’s Accounts under this Plan relating to any Compensation earned by Participants after December 31, 2003 (or, solely with respect to Participants who are HROG Employees (as defined in a prior Plan document), January 1, 2006).

1.13    “Hewitt Plan” shall mean the Hewitt Associates Retirement and Savings Plan.

1.14    “Investment Committee” shall mean the Retirement Plan Governance and Investment Committee, or its successor, the members of which are appointed by the Board.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

1.15    “Investment Funds” shall mean the funds available for investment and established as described in Section 4.01.

1.16    “Ordinary Share” shall mean a Class A Ordinary Share of Aon plc.

1.17    “Participant” shall mean any eligible Employee who participates in this Plan pursuant to Section 2.

1.18    “Plan” shall mean the Aon Supplemental Savings Plan, as amended and restated herein.

1.19    “Plan Year” shall mean the 12-month period commencing each January 1 and ending each December 31.

1.20    “Retirement Plan Contribution” shall mean an amount equal to the excess of the Retirement Plan Contribution that would have been allocated to the Participant for the Plan Year under the Aon Savings Plan over the actual Retirement Plan Contribution so allocated: (i) but for the application of Code Section 401(a)(17); and (ii) as if no more than $500,000 could be considered as Compensation in calculating the Retirement Plan Contribution. No Retirement Plan Contribution shall be credited to any Participant’s Accounts under this Plan relating to any Compensation earned by Participants on or after January 1, 2009 (or, solely with respect to Participants who are HROG Employees, January 1, 2006).

1.21    “Safe Harbor Match” shall have the meaning set forth in the Aon Savings Plan.

1.22    “Second Tier Match” shall mean an amount equal to the excess of the Second Tier Match that would have been allocated to the Participant for the Plan Year under the Aon Savings Plan over the actual Second Tier Match so allocated: (i) but for the application of Code Section 401(a)(17); and (ii) as if no more than $500,000 could be considered as Compensation in calculating the Second Tier Match. No Second Tier Match shall be credited to any Participant’s Accounts under this Plan relating to any Compensation earned by Participants after December 31, 2003 (or, solely with respect to Participants who are HROG Employees, January 1, 2006).

1.23    “Subsidiary” shall mean any corporation of which 50% or more of the voting stock is owned or controlled, directly or indirectly, by the Company or Aon plc or by one or more of such corporations.

1.24    “Supplemental Match Contribution” shall mean an amount equal to (i) the Participant’s Compensation that is recognized for purposes of the First Tier Match under the terms of the Aon Savings Plan (or, if applicable for the period January 1 through December 31, 2011, the Matching Contribution under the terms of the Hewitt Plan), (x) but without regard to the limit under Code Section 401(a)(17) (as indexed) and (y) as if no more than $500,000 could be considered Compensation for the Plan Year, in excess of the limit under Code Section 401(a)(17) (as indexed) for the Plan Year; multiplied by (ii) the Participant’s allocation rate for the Plan Year, determined in accordance with the schedule in Section 3.04 and based on the Participant’s full Years of Service (as defined in and determined under the Aon Savings Plan or, if applicable for the period January 1 through December 31, 2011, the Hewitt Plan) as of the last day of the Plan Year. Supplemental Match Contributions were credited to eligible Participants’ Accounts under this Plan with respect to Compensation earned by Participants on or after January 1, 2009. No Supplemental Match Contribution shall be credited to any Participant’s Accounts under this Plan relating to any Compensation earned by Participants after December 31, 2011.

1.25    “Safe Harbor Supplemental Match Contribution” shall mean the contribution described in Section 3.04.

1.26    “Safe Harbor Supplemental Match Account” shall mean the Account established on the books of the Company or a Subsidiary for Participants of this Plan, and maintained pursuant to Section 3.

1.27    “Valuation Date” shall mean the date selected by the Committee to value Accounts.

SECTION 2.            ELIGIBILITY AND PARTICIPATION

2.01    Eligibility. An Employee of Aon plc, the Company or a Subsidiary (i) who is a participant in the Aon Savings Plan (or, if applicable for the period January 1 through December 31, 2011, the Hewitt Plan), and whose Compensation is limited in accordance with Section 401(a)(17) of the Code for the applicable Plan Year, or (ii) beginning January 1, 2012, who has made deferrals of Compensation under the Aon Deferred Compensation Plan for the Plan Year, shall be eligible to participate in this Plan. In addition, other management or highly compensated Employees may be eligible to participate at the option of the Committee. Notwithstanding any provision in the Plan to the contrary, the Committee shall have sole and absolute discretion to determine which Employees are eligible to participate with respect to a Plan Year.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

2.02    Participation. Every eligible Employee shall become a Participant automatically upon deferral of the maximum amount permitted in accordance with Section 402(g) of the Code to the Aon Savings Plan (or, for the period January 1 through December 31, 2011, the Hewitt Plan) and satisfaction of the criteria to receive an allocation for the Plan Year under Section 3.03. Where the context so requires, an individual for whose benefit an Account is being maintained under this Plan shall also be deemed to be a Participant.

SECTION 3.            AMOUNTS CREDITED TO ACCOUNTS

3.01    Establishment of Accounts. The Company will maintain under this Plan an Aon Common Stock Account for each Participant, which shall be credited with the value of accumulated First Tier Match and Second Tier Match allocations credited to this Account prior to the Restatement Effective Date. The Company will maintain under this Plan an Aon Money Market Account for each Participant, which shall be credited with the value of accumulated First Tier Match and Second Tier Match allocations credited to this Account prior to the Restatement Effective Date. The Company will maintain under this Plan an Aon Retirement Account for each Participant, which shall be credited with the value of accumulated Retirement Plan Contribution allocations credited to this Account prior to the Restatement Effective Date. The Company will maintain under this Plan a Supplemental Match Account, which shall be credited with the value of accumulated Supplemental Match Contribution allocations credited to this Account prior to the Restatement Effective Date. The Company will maintain under this Plan a Safe Harbor Supplemental Match Account, to which the value of accumulated Safe Harbor Supplemental Match Contribution allocations shall be credited. Accounts shall be book entries maintained by the Company or its Subsidiaries, and the existence of such Accounts shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company or the Subsidiary and the Employee or Beneficiary. The Company may establish subaccounts within certain Accounts as may be deemed necessary by the Company for administrative or other purposes.

3.02    Credited Amounts. The value of amounts credited to the Aon Common Stock Account under this Plan, plus any additions or deductions to such Account arising out of net earnings, valuation adjustments, and withdrawals or payments chargeable to the Account, shall be determined as of each Valuation Date as if such amounts had been invested in the ESOP Investment Option under the Aon Savings Plan. The value of amounts credited to the Aon Money Market Account under this Plan, plus any additions or deductions to such Account arising out of net earnings, valuation adjustments, and withdrawals or payments attributable to the Account, shall be determined as of each Valuation Date as if such amounts had been invested in the Stable Value (Capital Preservation) investment fund (or its predecessor) under the Aon Savings Plan. The value of amounts credited to the Aon Retirement Account, the Supplemental Match Account, and the Safe Harbor Supplemental Match Account, plus any additions or deductions to such Account arising out of net earnings, valuation adjustments, and withdrawals or payments chargeable to each Account, shall be determined as of each Valuation Date as if such amounts had been invested in the Investment Funds in accordance with the Participant’s investment elections pursuant to Section 4.01.

3.03    Crediting Safe Harbor Supplemental Match Contribution. Effective January 1, 2012, the Safe Harbor Supplemental Match Contribution shall be credited following the end of the Plan Year on such date (or a date which may be earlier) as determined by the Committee for administrative convenience to the Safe Harbor Supplemental Match Account of each Participant who satisfies each of the following requirements: (i) the Participant is employed on the last day of the Plan Year (or such earlier date determined by the Committee for administrative convenience), or effective January 1, 2017, has otherwise terminated employment with the Company during the Plan Year due to the Participant’s death, voluntary termination of employment after attaining age fifty-five (55) with five (5) Years of Participation (as defined in the Aon Savings Plan) or under circumstances that qualify the Participant to receive severance benefits under the Aon Severance Plan; (ii) the Participant is eligible for the Safe Harbor Match under the Aon Savings Plan for the Plan Year; (iii) the Participant has deferred the maximum amount permitted under Code Section 402(g) (as indexed) to the Aon Savings Plan during any period in the Plan Year in which the Participant is eligible to receive the Safe Harbor Match under the Aon Savings Plan; and (iv) the Participant’s Compensation (determined without regard to the limit under Code Section 401(a)(17) (as indexed)) during any period in the Plan Year in which the Participant is eligible to receive the Safe Harbor Match under the Aon Savings Plan is greater than the limit under Code Section 401(a)(17) (as indexed) or the Participant has made deferrals of Compensation under the Aon Deferred Compensation Plan during any period in the Plan Year in which the Participant is eligible to receive the Safe Harbor Match under the Aon Savings Plan. The Safe Harbor Supplemental Match Contribution shall be allocated to the subaccounts under the Participant’s Safe Harbor Supplemental Match Account in such proportions as the Participant shall elect pursuant to Section 4.01.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

3.04    Determining Safe Harbor Supplemental Match Contribution. Effective January 1, 2016, a Participant’s Safe Harbor Supplemental Match Contribution for the Plan Year shall be an amount equal to (i) the sum of (x) the Participant’s Compensation (determined without reference to the limit established under Code Section 401(a)(17) as indexed) to the extent paid during any period of the Plan Year when the Participant is eligible to receive the Safe Harbor Match under the Aon Savings Plan, plus (y) any deferrals made by the Participant into the Aon Deferred Compensation Plan during any period of the Plan Year when the Participant is eligible to receive the Safe Harbor March under the Aon Savings Plan, up to an aggregate maximum of $500,000, minus (y) the Participant’s Compensation during the Plan Year that is recognized for purposes of the Safe Harbor Match under the Aon Savings Plan; multiplied by (ii) the Participant’s allocation rate for the Plan Year, determined in accordance with the following schedule based on the Participant’s full Years of Participation (as defined in and determined under the Aon Savings Plan) as of the last day of the Plan Year; plus (iii) the amount of Safe Harbor Match that the Participant would have received under the Aon Savings Plan during the Plan Year were it not for the application of the limit established under Code Section 401(a)(17) as indexed, minus (iv) the amount of Safe Harbor Match that the Participant actually received under the Aon Savings Plan during the Plan Year.

Years of Service	Allocation Rate
Less than 5 years	3%
5 to 9 years	4%
10 to 14 years	5%
15 or more years	6%

SECTION 4.            ELECTIONS

4.01    Elections as to Aon Retirement Account, Supplemental Match Account, and Safe Harbor Supplemental Match Account. At such time as may be designated by the Investment Committee, each Participant shall be entitled to direct the allocation of all future amounts and existing balances credited to such Participant’s Aon Retirement Account, Supplemental Match Account, and Safe Harbor Supplemental Match Account to one or more of the Investment Funds that have been selected by the Investment Committee. Investment Funds may be added or terminated from time to time at the option of the Investment Committee. The Investment Committee shall establish the rules governing the investment elections to be made by the Participants, including the time, manner, and number of such elections. A Beneficiary with respect to whom an Aon Retirement Account, Supplemental Match Account, or Safe Harbor Supplemental Match Account is maintained under the Plan may make a similar allocation of amounts credited to such Account. In the event a Participant fails to specify an allocation with respect to the Participant’s Account, such amount will be credited to the Investment Funds designated by the Investment Committee.

SECTION 5.            VESTING

5.01    General Rule Effective January 1, 2016. A Participant’s nonforfeitable percentage in such Participant’s (i) amounts attributable to the First Tier Match and the Second Tier Match, (ii) Aon Retirement Account, (iii) Supplemental Match Account and (iv) Participant’s Safe Harbor Supplemental Match Account, shall be equal to such Participant’s nonforfeitable percentage in the Participant’s account containing the Safe Harbor Match under the terms of the Aon Savings Plan.

5.02    General Rule Prior to January 1, 2016. A Participant’s nonforfeitable percentage in such Participant’s (i) amounts attributable to the First Tier Match and the Second Tier Match and (ii) Aon Retirement Account was equal to such Participant’s nonforfeitable percentage in the Participant’s accounts containing the First Tier Match, Second Tier Match, and Retirement Plan Contributions under the terms of the Aon Savings Plan. A Participant’s nonforfeitable percentage in such Participant’s Supplemental Match Account was equal to such Participant’s nonforfeitable percentage in the Participant’s account containing the First Tier Match under the terms of the Aon Savings Plan. A Participant’s nonforfeitable percentage in such Participant’s Safe Harbor Supplemental Match Account was equal to such Participant’s nonforfeitable percentage in the Participant’s account containing the Safe Harbor Match under the terms of the Aon Savings Plan.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

SECTION 6.            METHOD AND TIMING OF DISTRIBUTIONS

6.01    Time of Distribution. Distribution of a Participant’s entire vested balance in the Accounts shall commence following the earlier to occur of: (i) the Participant’s termination of employment with Aon plc, the Company and its Subsidiaries, or (ii) the Participant’s attainment of age 65. For purposes of the Plan, a Participant shall be considered to have a termination of employment with Aon plc, the Company and its Subsidiaries on the date such Participant has a “separation from service” as described under Code Section 409A and the Treasury regulations issued thereunder with Aon plc, the Company and its Subsidiaries.

6.02    Distributions upon Attainment of Ape 65 or upon Termination of Employment At or After Attainment of Age 55. A Participant who has attained age 55 and who becomes entitled to a distribution under Section 6.01 above or whose benefits thereunder otherwise commence, shall be paid the balance in all such Participant’s Accounts in annual installments, pro rata across all subaccounts, over a ten year period. The first installment payment shall be made within the first 2% months of the year following the earlier of (i) the year in which the Participant’s employment terminates, or (ii) the year in which the Participant attains age 65, and each subsequent installment shall be paid on the annual anniversary of such initial payment date. The amount of the first payment shall be a fraction of the entire balance of the Participant’s Accounts as determined on the February 15 that falls during such 2% month period, the numerator of which is one and the denominator of which is ten. The amount of each subsequent payment shall be a fraction of the total balances of the Participant’s Accounts similarly computed on February 15 one year later, the numerator of which is one and the denominator of which is the total number of installments remaining. Each annual installment shall be treated as a separate payment for purposes of Code Section 409A.

Notwithstanding anything to the contrary in the preceding paragraph of this Section 6.02, the Committee may, in its sole discretion, require that the balance in the Participant’s Accounts, or the remaining balance in the Participant’s Accounts after one or more installment payments have been paid, be paid to the Participant in a single sum payment on the next payment date described in the preceding paragraph, subject to the following: (i) such exercise of Committee discretion shall be evidenced in writing prior to the date the single sum payment is made; (ii) the payment shall result in the termination and liquidation of the entirety of the Participant’s interest under the Plan and all other agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2); and (iii) the amount of the single sum payment shall not be greater than the applicable dollar amount under Code Section 402(g)(1)(B).

6.03    Distributions upon Termination of Employment Prior to Attainment of Age 55. A Participant who has not attained age 55 and who becomes entitled to a distribution under Section 6.01 above or whose benefits thereunder otherwise commence, shall be paid the entire balance in such Participant’s Accounts in a single payment. The payment shall be equal to the combined value of such Accounts as determined on the February 15 following the year in which the Participant’s employment terminates, and payment will be made within the first 2% months of the year following the year in which the Participant’s employment terminates.

6.04    Payments Commencing Prior to December 31, 2008. Notwithstanding anything to the contrary in Sections 6.02 and 6.03, benefit payments to a Participant (or, if he has died, his Beneficiary) whose employment with Aon plc, the Company and its Subsidiaries terminates prior to January 1, 2009, or who attains age 65 while employed and prior to January 1, 2009, that commenced prior to December 31, 2008, shall be paid in accordance with the terms and conditions of the Plan as in effect immediately prior to January 1, 2009.

6.05    Hardship Withdrawals. If a Participant or Beneficiary would otherwise suffer severe financial hardship and distribution of amounts credited to the Accounts has not yet commenced, payment of amounts credited to the Accounts shall commence within 30 days following the determination of the Committee that such hardship resulted from an Unforeseeable Emergency. An “Unforeseeable Emergency” shall mean a severe financial hardship resulting from (i) an illness or accident of the Participant, the Participant’s spouse or Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); (ii) the loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an Unforeseeable Emergency. Finally, the need to pay for the funeral expenses of the Participant’s spouse or Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)) may also constitute an Unforeseeable Emergency.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

Adequate proof of Unforeseeable Emergency must be provided to the Committee. Withdrawals for Unforeseeable Emergency may not exceed the lesser of (i) the balance of the Participant’s Accounts and (ii) the amount reasonably necessary to satisfy the Unforeseeable Emergency plus taxes reasonably anticipated as a result of the payout and may be made only if the Committee finds that the Unforeseeable Emergency may not be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship.

6.06    Distribution upon Death of Participant after Payments Have Commenced. If a Participant dies before receiving all amounts credited to such Participant’s Accounts, the unpaid amounts in the Participant’s Accounts shall be paid to the Participant’s Beneficiary or Beneficiaries in accordance with the last effective beneficiary designation form filed by the Participant with the Company. Such unpaid amounts shall be paid in the same manner and at the same time as distributions would have been made had the Participant survived.

6.07    Prohibition on Acceleration of Payments. The time or schedule of any payment or amount scheduled to be paid pursuant to the terms of the Plan may not be accelerated except in accordance with Section 6.02 or as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.

6.08    Beneficiary Designations. Each Participant shall file with the Company a form indicating the person, persons, or entity to receive the Participant’s benefits under the Plan if the Participant dies before receiving the entire balance in such Participant’s Accounts. A Participant’s Beneficiary designation may be changed at any time prior to death by execution and delivery to the Company of a new Beneficiary designation form. If a Participant has failed to designate a Beneficiary, the amounts payable hereunder shall be made to such person or persons who, as of the date payment is to be made under this Plan, would receive distribution of the Participant’s account balances under the terms of the Aon Savings Plan. If a Participant has failed to designate a Beneficiary and is not a participant in the Aon Savings Plan at the time of death, or if the Beneficiary and contingent Beneficiary fail to survive the Participant, payment shall be made to the estate of the Participant.

6.09    Form of Distribution and Deferral of Distributions. Distributions attributable to the Aon Common Stock Account shall be made in the form of whole Ordinary Shares, plus a cash equivalent for fractional shares. The determination of the number of Ordinary Shares shall occur on the February 15 specified in Section 6.02 or 6.03, whichever is applicable, and shall be based on the closing price of an Ordinary Share on the New York Stock Exchange on such date. If such date is not a business day of the New York Stock Exchange, then the date shall be the last day prior to such day which was a business day of the exchange. Distributions attributable to all Accounts other than the Aon Common Stock Account shall be made in the form of cash.

6.10    Delay for Specified Employees. The time and form of payment of the Participant’s Accounts shall be determined in accordance with the preceding provisions of this Section 6, provided that with respect to payments to be made upon termination of the Participant’s employment for reasons other than death, the payment at such time can be characterized as a “short term deferral” for purposes of Code Section 409A, or as otherwise exempt from Code Section 409A, or if any portion of the payment cannot be so characterized and the Participant is a “specified employee” under Code Section 409A, such portion of the payment shall be delayed until the earlier to occur of the Participant’s death or the date that is six months and one day following the Participant’s termination of employment with Aon plc, the Company and its Subsidiaries (the “Delay Period”). Upon the expiration of the Delay Period, the payments delayed pursuant to this Section 6.10 shall be paid to the Participant or his Beneficiary in a lump sum, and any remaining payments due under Section 6 shall be payable in accordance with their original payment schedule.

SECTION 7.            MISCELLANEOUS

7.01    Other Benefit Plans. No amount credited to a Participant’s Accounts or distributed to a Participant under this Plan shall be deemed to be compensation with respect to a Participant’s entitlement to benefits under any employee benefit plan established by the Company or the Subsidiaries for its employees unless otherwise specifically provided in such plan.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

7.02    Participant’s Rights. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of Aon plc, the Company or a Subsidiary or to any benefits not specifically provided by the Plan. Neither a Participant nor a Beneficiary shall have any interest in amounts or earnings credited to his Accounts. All amounts deferred or otherwise held for the account of a Participant or a Beneficiary under the Plan shall remain the sole property of the Company or Subsidiary. With respect to such amounts, the Participant or Beneficiary is merely a general creditor, and any obligation of the Company or Subsidiary hereunder is purely contractual and shall not be funded or secured in any way. In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Company shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Company shall afford a Participant or Beneficiary whose claim for benefits has been denied 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Committee. If the Participant or Beneficiary appeals the decision in writing within 60 days, the Committee shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal all within 60 days of such appeal. No action at law or in equity shall be brought to recover benefits under this Plan until the appeal rights herein provided have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.

7.03    Nonalienability and Nontransferability. The rights of a Participant to the payment of benefits as provided in the Plan shall not be assigned, transferred, pledged or encumbered, or be subject in any manner to alienation or anticipation. No Participant may borrow against his Accounts.

7.04    Plan Administrator. The administrator of the Plan shall be the Committee, which shall have authority to adopt rules and regulations for carrying out the Plan, to delegate its administrative responsibilities as it shall, from time to time, deem advisable, and to interpret, construe, and implement the provisions thereof. Any decision or interpretation of any provision of the Plan adopted by the Committee shall be final and conclusive. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

7.05    Amendment and Termination. The Plan may, at any time, be amended or modified, or, subject to and in compliance with Code Section 409A, terminated by action of the Board or by action of any person or entity authorized by the Board. Such amendment shall be stated in an instrument in writing.

7.06    Code Section 409A. The Plan and the benefits provided hereunder are intended to comply with Code Section 409A and the guidance and Treasury regulations issued thereunder, to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to assume any increased economic burden in connection therewith. Although the Company and the Committee intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Committee represents or warrants that the Plan or the operation or administration thereof will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.

SECTION 8.            GENERAL PROVISIONS

8.01    Notices. All notices to the Company hereunder shall be delivered to the attention of the Administrative Committee. Any notice or filing required or permitted to be given to the Company under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Administrative Committee.

8.02    Controlling Law. Except to the extent superseded by federal law, the laws of Illinois shall be controlling in all matters relating to the Plan.

8.03    Captions. The captions of Sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

8.04    Action by the Company. Any action required or permitted by the Company under the Plan shall be by resolution of its Board or any person or persons authorized by resolution of its Board.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

8.05    Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

8.06    Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law (including the Code), but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan shall remain in full force and effect.

8.07    Liability. No member of the Board, no employee of Aon plc, the Company or a Subsidiary, and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done. The Company will fully indemnify and hold the members of the Committee harmless from any liability hereunder, except in circumstances involving a Committee member’s bad faith, gross negligence, or fraud. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligation or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of counsel.

8.08    Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

Unfunded Status of the Plan. All payments made to the Participant pursuant to the Plan shall be made only from the general assets of the Company or a Subsidiary. All accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company or the Subsidiaries. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

IN WITNESS WHEREOF, Aon Corporation has adopted this amendment and restatement of the Aon Supplemental Savings Plan as of the Restatement Effective Date.

AON CORPORATION

By:	/s/ Anthony R. Goland
Anthony R. Goland Executive Vice President and Chief Human Resources Officer

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT B

First Amendment to the Aon Supplemental Savings Plan

14

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

FIRST AMENDMENT

TO THE

AON SUPPLEMENTAL SAVINGS PLAN

This First Amendment (the “Amendment”) to the Aon Supplemental Savings Plan, as amended and restated as of January 1, 2017 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

ESOP Investment Option Sunset

WHEREAS, pursuant to Section 7.05 of the Plan, the Board, or any person or entity authorized by the Board, has the authority to amend the Plan, and, pursuant to Section 1.06 of the Plan, the Board has delegated its obligations, responsibilities, and duties with respect to the Plan to the Organization and Compensation Committee of the Board of Directors of Aon (the “Committee”); and

WHEREAS, pursuant to resolutions of the Committee dated June 13, 2016, the Committee agreed to assume from the Board the duties and responsibilities of the Company as the sponsor of the Plan, and further delegated authority to the Administrative Committee of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, pursuant to resolutions of the Committee dated September 12, 2016, the Committee approved an amendment to the Aon Savings Plan (the “Savings Plan”) to freeze all transfers and contributions to the ESOP Investment Option (as defined in the Savings Plan), effective April 1, 2017, and to eliminate the ESOP Investment Option as an investment option under the Savings Plan, effective December 1, 2017; and

WHEREAS, in connection with the above-described amendment of the Savings Plan, the Plan must be amended to eliminate the ESOP Investment Option as a notional investment option under the Plan and to make necessary conforming changes; and

WHEREAS, pursuant to the unanimous written consent of the Administrative Committee dated March 14, 2017, the Administrative Committee has delegated to Company management authority to amend the Plan in the manner set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:

1.    By deleting the second and third sentences of Section 3.02 of the Plan and replacing them with the following, effective as of April 1, 2017:

The value of amounts credited to the Aon Retirement Account, the Aon Money Market Account, the Supplemental Match Account, and the Safe Harbor Supplemental Match Account, plus any additions or deductions to such Account arising out of net earnings, valuation adjustments, and withdrawals or payments chargeable to each Account, shall be determined as of each Valuation Date as if such amounts had been invested in the Investment Funds in accordance with the Participant’s investment elections pursuant to Section 4.01.

2.    By deleting Section 4.01 of the Plan in its entirety and replacing it with the following, effective as of April 1, 2017:

4.01    Elections as to Aon Retirement Account, Aon Money Market Account, Supplemental Match Account, and Safe Harbor Supplemental Match Account. At such time as may be designated by the Investment Committee, each Participant shall be entitled to direct the allocation of all future amounts and existing balances credited to such Participant’s Aon Retirement Account, Aon Money Market Account, Supplemental Match Account, and Safe Harbor Supplemental Match Account to one or more of the Investment Funds that have been selected by the Investment Committee. Investment Funds may be added or terminated from time to time at the option of the Investment Committee. The Investment Committee shall establish the rules governing the investment elections to be made by the Participants, including the time, manner, and number of such elections. A Beneficiary with respect to whom an Aon Retirement Account, Aon Money Market Account, Supplemental Match Account, or Safe Harbor Supplemental Match Account is maintained under the Plan may make a similar allocation of amounts credited to such Account. In the event a Participant fails to specify an allocation with respect to the Participant’s Account, such amount will be credited to the Investment Fund(s) designated by the Investment Committee. Notwithstanding anything herein to the contrary, no future amounts or existing balances credited to any Participant’s Accounts may be allocated to the ESOP Investment Option on or after April 1, 2017.

1

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

3.    By deleting the first sentence of Section 3.02 of the Plan in its entirety and replacing it with the following, effective as of October 31, 2017:

The value of amounts credited to the Aon Common Stock Account under this Plan, plus any additions or deductions to such Account arising out of net earnings, valuation adjustments, and withdrawals or payments chargeable to the Account, shall be determined as of each Valuation Date as if such amounts had been invested in Ordinary Shares.

Plan Spin-Off

WHEREAS, pursuant to resolutions of the Committee dated March 30, 2017, the Committee has delegated to Company management authority to amend the Plan in the manner set forth below.

NOW THEREFORE, pursuant to such delegation of authority by the Committee, the Plan is hereby amended, effective as of the date hereof, by adding the following as a new Supplement A to the Plan:

SUPPLEMENT A

SPECIAL PROVISIONS IN CONNECTION WITH PLAN SPIN-OFF

1.

Pursuant to the purchase agreement entered into between Aon plc and Tempo Acquisition, LLC dated as of February 9, 2017 (the “Purchase Agreement”), the Company’s obligations and liabilities under the Plan with respect to all Participants who are (or will be) actively employed by a business that is being sold pursuant to the Purchase Agreement as of the closing date of the transactions contemplated by the Purchase Agreement (such Participants, “Transferred Participants,” and such closing date, the “Closing Date”) shall be transferred to, and assumed by, Hewitt Associates LLC (“Newco”) effective as of the Closing Date. As of the Closing Date, Transferred Participants shall cease participating in the Plan. No Transferred Participant shall be treated as experiencing a separation from service for purposes of the Plan solely by reason of the closing of the transactions contemplated by the Purchase Agreement.

2.

Such transfer described in paragraph 1 shall include, with respect to each Transferred Participant, his or her account balances, distribution elections, and investment elections or defaults, except as otherwise set forth in this paragraph 2. With respect to any Transferred Participant who has a balance in the Aon Common Stock Account, such balance shall be transferred to the Supplemental Match Account immediately prior the Closing Date and invested in accordance with Section 4.01 as if no investment election had been received from the Participant. With respect to any Transferred Participant who has a balance in the Aon Money Market Account, such balance shall be transferred to the Supplemental Match Account immediately prior to the Closing Date and invested in in the same investment option(s) that such balance was invested immediately prior to the transfer. For the avoidance of doubt, no Aon Common Stock Account or Aon Money Market Account balances shall be transferred to, or assumed by, Newco in connection with the transactions contemplated by the Purchase Agreement.

3.

As of the Closing Date, the Company shall have no further liabilities and responsibilities with respect to the benefits accrued by the Transferred Participants under the Plan, and such transfer shall be in full discharge of such liabilities and responsibilities.

2

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officers, this 30th day of March, 2017.

AON CORPORATION

By:	/s/ Anthony R. Goland
Anthony R. Goland
Executive Vice President and Chief Human Resources Officer

3

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Amendment #1

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ALIGHT SOLUTIONS LLC

BOARD OF MANAGERS

WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

August 4, 2017

The undersigned, being all of the managers of Alight Solutions LLC (formerly known as Hewitt Associates LLC), an Illinois limited liability company (the “LLC”), do hereby waive any notice of a special meeting and do hereby, unanimously consent to the adoption of, and do hereby adopt the following resolutions:

WHEREAS, Hewitt Associates LLC has changed its corporate name to Alight Solutions LLC effective June 30, 2017; and

WHEREAS, Hewitt Associates LLC had previously established certain benefits plans which were named using the “Hewitt Associates LLC” name (and variations thereof); and

WHEREAS, the LLC wishes to conform the names of the benefit plans to the new name of the LLC

NOW, THEREFORE, BE IT RESOLVED, that the following plans are hereby amended, effective as of the date first listed above, to reflect the updated entity name as follows:

Name As Established	Amended Name

“Hewitt Associates LLC 401K Plan”	“Alight Solutions LLC 401(k) Plan”

“Hewitt Associates LLC Flexible Compensation Plan”	“Alight Solutions LLC Flexible Compensation Plan”

“Hewitt Associates LLC Severance Plan”	“Alight Solutions LLC Severance Plan”

“Hewitt Associates LLC Interim Change in Control Plan”	“Alight Solutions LLC Interim Change in Control Plan”

“Hewitt Associates LLC Interim Executive Committee Combined Severance and Change in Control Plan”	“Alight Solutions LLC Interim Executive Committee Combined Severance and Change in Control Plan”

“Hewitt Associates LLC Legacy Deferred Compensation Plan”	“Alight Solutions LLC Legacy Deferred Compensation Plan”

“Hewitt Associates LLC Legacy Supplemental Savings Plan”	“Alight Solutions LLC Legacy Supplemental Savings Plan”

FURTHER RESOLVED, for each of the plan documents referenced above, all references to the plan sponsor therein shall be deemed amended to refer to Alight Solutions LLC rather than Hewitt Associates LLC.

FURTHER RESOLVED, that a copy of this Resolution shall be amended to each of the plan documents referenced above and numbered as an amendment to each such plan as applicable to that plan. Each plan document and each of the respective plan and plan sponsor name terms set forth therein shall be deemed amended by this Resolution.

****

DECLARE, that this action is taken pursuant to the general limited liability law of Illinois and the Fifth Amended and Restated Limited Liability Company Operating Agreement of the LLC, and shall be inserted by the Secretary into the minute book of the LLC.

This consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Electronic copies of this consent may serve as originals.

(SIGNATURES ON FOLLOWING PAGE)

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent in Lieu of Special Meeting as of the date first written above.

/s/ Peter Wallace
Peter Wallace

/s/ David Kestnbaum
David Kestnbaum

/s/ Chris Michalak
Chris Michalak